UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): December 11, 2020

METLIFE, INC.
(Exact Name of Registrant as Specified in Its Charter)
Delaware
(State or Other Jurisdiction of Incorporation)

1-15787			13-4075851
(Commission File Number)			(IRS Employer Identification No.)

200 Park Avenue,	New York,	NY	10166-0188
(Address of Principal Executive Offices)			(Zip Code)
(212) 578-9500
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01	MET	New York Stock Exchange
Floating Rate Non-Cumulative Preferred Stock, Series A, par value $0.01	MET PRA	New York Stock Exchange
Depositary Shares, each representing a 1/1,000th interest in a share of 5.625% Non-Cumulative Preferred Stock, Series E	MET PRE	New York Stock Exchange
Depositary Shares, each representing a 1/1,000th interest in a share of 4.75% Non-Cumulative Preferred Stock, Series F	MET PRF	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 8.01	Other Events.

On December 11, 2020, MetLife, Inc. ("MetLife") announced it agreed to sell its property & casualty business to Farmers Group, Inc. ("Farmers Group"), a subsidiary of Zurich Insurance Group, for approximately $3.94 billion in cash, subject to terms. This purchase price is not subject to any adjustment for changes to the business' performance or economic conditions. MetLife and the Farmers Exchanges will establish a relationship for Farmers Insurance® to offer its personal line products on MetLife’s U.S. Group Benefits platform. MetLife and Farmers Group are targeting the transaction to close in the second quarter of 2021, subject to regulatory approvals and other closing conditions.

On December 11, 2020, MetLife also announced its Board of Directors approved a new $3 billion authorization to repurchase its common stock. MetLife has completed repurchases under its prior authorization.

The forward-looking statements in this disclosure, such as “will” and “target,” are based on assumptions and expectations that involve risks and uncertainties, including the “Risk Factors” MetLife describes in its U.S. Securities and Exchange Commission filings. MetLife’s future results could differ, and it has no obligation to correct or update any of these statements.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

METLIFE, INC.

By:	/s/ Timothy J. Ring
Name:	Timothy J. Ring
Title:	Vice President and Secretary
Date: December 11, 2020